Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization
ACE Surgical Supply Co., Inc.[1]	Massachusetts
BioHorizons, Inc. [2]	Delaware
Camlog Holding AG3	Switzerland
Camlog USA, Inc.[4]	Delaware
Exan Enterprises Inc.	Nevada
General Injectables & Vaccines, Inc.[5]	Virginia
Handpiece Parts & Repairs, Inc.	Delaware
Henry Schein Canada, Inc.[6]	Ontario, Canada
Henry Schein Europe, Inc.[7]	Delaware
Henry Schein Latin America Pacific Rim, Inc.[8]	Delaware
Henry Schein Medical Systems, Inc.	Ohio
Henry Schein Practice Solutions Inc.[9]	Utah
HS Brand Management, Inc.	Delaware
SG Healthcare Corp.[10]	Delaware

[1]

ACE Surgical Supply Co., Inc. owns a majority interest in SAS Holdco, Inc. and Southern Anesthesia & Surgical, Inc., each of which operate in the healthcare distribution industry inside the United States.

[2]

BioHorizons, Inc. is the parent, holding company of 10 consolidated, wholly-owned subsidiaries, all of which operate in the dental implant and distribution industries outside the United States and eight consolidated, wholly-owned subsidiaries, all of which operate in the dental implant and distribution industries inside the United States. BioHorizons, Inc. also owns a majority in interest of BioHorizons Italia S.R.L. which operates in the dental implant and distribution industries outside the United States.

[3]

Camlog Holding AG is the parent, holding company of 18 consolidated wholly-owned subsidiaries, all of which operate in the dental implant and distribution industries outside the United States. Camlog Holding AG also owns a majority interest in the following companies, all of which operate in the dental implant and dental distribution industries outside the United States: Dental Cremer Produtos Odontológicos S.A., Transportes Hasse Ltda., Quantity Serviços e Comércio de Produtos para a Saúde S.A., Axis biodental S.A., Pro-Cam Implants B.V. and Pro-Cam Tandtechniek B.V.

[4]

Camlog USA, Inc is the parent, holding company of two consolidated, wholly-owned subsidiaries, one of which operates in the dental implant and distribution industries in the United States and one of which operates in the financial support services business for healthcare practitioners inside and outside the United States.

[5]	General Injectables & Vaccines, Inc. is the parent, holding company of one consolidated, wholly-owned subsidiary which operates in the medical distribution industry inside the United States.
[6]

Henry Schein Canada, Inc. is the parent, holding company of two consolidated, wholly-owned subsidiaries, each of which operate in the dental industry outside the United States. Henry Schein Canada, Inc. also owns a majority interest in Camlog Holding AG, which operates in the dental implant and distribution industries outside the United States.

[7]

Henry Schein Europe, Inc. is the parent, holding company of 65 consolidated, wholly-owned subsidiaries, all of which operate in the healthcare distribution industry outside the United States and six consolidated wholly-owned subsidiaries, all of which operate in the healthcare distribution industry inside the United States. Henry Schein Europe, Inc. also owns a majority interest in the following companies, all of which operate in the healthcare distribution industry outside the United States: Infomed Servicios Informáticos, S.L., Marrodent sp z.o.o., Optident Holdings Ltd., Optident Ltd., Optident Labline Ltd., Newshelf 1223 Proprietary Ltd., Dental Warehouse Proprietary Ltd., Mediholdings Ltd., MediFinancial Ltd., MediCruit Ltd., Design39 Ltd., MediEstates Ltd., MediConsulting Ltd. and Mega Dental SNC.

[8]

Henry Schein Latin America Pacific Rim, Inc. is the parent, holding company of 11 consolidated, wholly-owned subsidiaries, all of which operate in the healthcare distribution industry outside the United States. Henry Schein Latin America Pacific Rim, Inc. is also the parent, holding company of two consolidated wholly-owned subsidiaries, each of which operates in the healthcare distribution industry inside the United States. Henry Schein Latin America Pacific Rim, Inc. also owns a majority interest in the following companies, all of which operate in the healthcare distribution industry outside the United States: Accord Corporation Limited, Henry Schein China Services Limited and Henry Schein Shvadent (2009) Ltd.

[9]

Henry Schein Practice Solutions Inc. is the parent, holding company of two consolidated, wholly-owned subsidiaries, each of which operate in the healthcare distribution industry inside the United States. Henry Schein Practice Solutions Inc. is also the parent, holding company of Henry Schein Canada, Inc., a wholly-owned subsidiary, which operates in the healthcare distribution industry outside the United States. Henry Schein Practice Solutions Inc. also owns a majority interest in Henry Schein One, LLC, which operates in the dental industry inside and outside the United States.

[10]

SG Healthcare Corp. is the parent, holding company of six consolidated, wholly-owned subsidiaries, five which operate in the healthcare distribution industry inside the United States and one operates in the healthcare distribution industry outside the United States.